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                                                                    EXHIBIT 23.3
                         INDEPENDENT AUDITORS' CONSENT

The Stockholders and Board of Directors
GeneScreen, Inc. and Subsidiaries:

We consent to the use in this registration statement of Orchid BioSciences, Inc. of our report dated February 19, 1999, on the 1998 financial statements of GeneScreen, Inc. and subsidiaries included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ Deloitte & Touche LLP
                                          -------------------------------------
                                             Deloitte & Touche LLP

Dallas, Texas
February 18, 2000